Exhibit 10.70

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT is dated as of July 25, 2022 (“Agreement”) and is by and between La Rosa Holdings Corp., a Nevada corporation (“La Rosa” or the “Company”), and_________________________(“Creditor”). Each of the Company and Creditor is a “party” to this Agreement, and together, they are the “parties” hereto.

1. Creditor has previously performed certain services for Company pursuant to services agreement by and between the Company and Creditor dated _____________, 202____. As of the date hereof, the outstanding account payable by the Company to Creditor is $_________.

2. Creditor hereby agrees that the Company may extinguish such account payable debt by the issuance of ________ shares of its common stock, $0.0001 par value per share (“Common Stock”), to Creditor and Creditor hereby agrees that upon receipt of such shares of Common Stock that such account payable shall thereupon be paid in full and such debt shall thereupon be extingished.

3. The Common Stock shall be issued by the Company on a date that is prior to the effective date of the Company’s initial public offering of its Units as set forth in its registration statement (File No. 333-264372) (“Registration Statement”) that has been filed with the Securities and Exchange Commission (“SEC”). Upon the issuance of such Common Stock, the account payable debt shall be automatically extinguished, cancelled and considered by the parties as being paid in full. When issued pursuant to this Agreement, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and Creditor will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances of Company. The Creditor understands that the Common Stock will be issued in book entry form, contain a legend regarding transferability, be considered to be “restricted” and not transferable except as permitted under applicable Federal and State securities laws.

4. The Company hereby agrees to register all such shares of Common Stock in the aforesaid Registration Statement so that, upon the date that the Registration Statement is declared effective by the SEC, all such shares shall be freely tradeable. In that regard, Creditor agrees to do all acts and pay all expenses that may be required to have such shares listed in the Registration Statement and registered, including but not limited to, the execution of a Selling Stockholder Questionnaire and to comply with the requests of the representative of the underwriters in such offering.

5. Each party represents and warrants that the party’s execution, delivery and performance of this Agreement: (a) has been authorized by all necessary individual or corporate action; (b) do not violate the terms of any law, regulation, or court order to which such party is subject or the terms of any material agreement to which the party or any of its assets may be subject; and (c) is not subject to the consent or approval of any third party except for the consent of the Company’s Board of Directors which has been obtained. This Agreement is the valid and binding obligation of the representing party, enforceable against such party in accordance with its terms and such party is not subject to any pending or threatened litigation or governmental action which could interfere with such party’s performance of its obligations hereunder.

6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement. Electronic signatures are valid. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Florida, without reference to conflicts of laws principles.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CREDITOR:	LA ROSA HOLDINGS CORP.

By:	By:
Name:	Name:	Joseph La Rosa
Title:	Title:	Chief Executive Officer